                        TEFRON LTD. AND ITS SUBSIDIARIES


                    INTERIM CONSOLIDATED FINANCIAL STATEMENTS


                            AS OF SEPTEMBER 30, 2003


                            U.S. DOLLARS IN THOUSANDS


                                    UNAUDITED




                                      INDEX


                                                                          PAGE
                                                                        --------
 REVIEW REPORT OF UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS      2

 CONSOLIDATED BALANCE SHEETS                                             3 - 4

 CONSOLIDATED STATEMENTS OF OPERATIONS                                     5

 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY                             6

 CONSOLIDATED STATEMENTS OF CASH FLOWS                                   7 - 8

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                              9 - 10





                              - - - - - - - - - - -

[LOGO] ERNST & YOUNG    [ ] KOST FORER & GABBAY        [ ] Phone: 972-3-6232525
                            3 Aminadav St.                 Fax:   972-3-5622555
                            Tel-Aviv 67067, Israel


The Board of Directors of
Tefron Ltd.
-----------


          Re: Review report of unaudited interim consolidated financial statements as of and for the nine months ended September 30, 2003
              ------------------------------------------------------------------


     We have reviewed the accompanying interim consolidated balance sheet of Tefron Ltd. ("the Company") and its subsidiaries as of September 30, 2003 and the related interim consolidated statements of operations, and the consolidated statements of cash flows for the nine months and three months ended September 30, 2003 and 2002 and changes in shareholders' equity for the nine months and three months ended September 30, 2003 in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the Company's management.

     A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States.




Tel-Aviv, Israel                                       KOST FORER & GABBAY
November 10, 2003                               A Member of Ernst & Young Global


                                                                                        TEFRON LTD. AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
------------------------------------------------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS


                                                                              SEPTEMBER 30,
                                                                    ----------------------------------    DECEMBER 31,
                                                                          2003              2002             2002
                                                                    ----------------  ----------------  ----------------
                                                                                UNAUDITED
                                                                    ----------------------------------
     ASSETS

 CURRENT ASSETS:
   Cash and cash equivalents                                         $      1,765      $      8,323      $      6,742
   Trade receivables, net                                                  20,900            17,462            21,421
   Other accounts receivable and prepaid expenses                           4,862             4,657             5,459
   Inventories                                                             27,776            27,061            26,206
                                                                    ----------------  ----------------  ----------------

 TOTAL current assets                                                      55,303            57,503            59,828
                                                                    ----------------  ----------------  ----------------

 SEVERANCE PAY FUND                                                           308               359               433
                                                                    ----------------  ----------------  ----------------

 PROPERTY, PLANT AND EQUIPMENT, NET                                        95,142           104,943            98,499
                                                                    ----------------  ----------------  ----------------

 OTHER ASSETS:
   Goodwill                                                                30,895            30,743            30,743
   Deferred taxes                                                           4,409             7,549             3,961
   Investment in affiliated company                                           393               348               354
   Advance to supplier of equipment                                         1,443             1,291             1,374
   Other                                                                    1,023             1,272             1,219
                                                                    ----------------  ----------------  ----------------

 TOTAL other assets                                                        38,163            41,203            37,651
                                                                    ----------------  ----------------  ----------------

 TOTAL assets                                                        $    188,916      $    204,008      $    196,411
                                                                    ================  ================  ================




The accompanying notes are an integral part of the consolidated financial statements.


                                                                                         TEFRON LTD. AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
-------------------------------------------------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


                                                                              SEPTEMBER 30,
                                                                    ----------------------------------    DECEMBER 31,
                                                                          2003              2002             2002
                                                                    ----------------  ----------------  ----------------
                                                                                UNAUDITED
                                                                    ----------------------------------
     LIABILITIES AND SHAREHOLDERS' EQUITY

 CURRENT LIABILITIES:
   Short-term bank credit                                            $     22,508      $     21,983      $     14,767
   Current maturities of long-term debt:
     Bank                                                                  10,928            13,260            16,290
     Capital leases                                                         1,671             2,153             1,455
   Trade payables                                                          23,167            26,166            24,771
   Other accounts payable and accrued expenses                              7,537             6,691             8,712
                                                                    ----------------  ----------------  ----------------

 TOTAL current liabilities                                                 65,811            70,253            65,995
                                                                    ----------------  ----------------  ----------------

 LONG-TERM LIABILITIES:
   Bank loans                                                              58,352            60,815            64,623
   Capital leases                                                             601             3,660             1,755
   Deferred taxes                                                           8,303            10,384             8,117
   Accrued severance pay                                                    2,332             2,156             2,123
                                                                    ----------------  ----------------  ----------------

 TOTAL long-term liabilities                                               69,588            77,015            76,618
                                                                    ----------------  ----------------  ----------------

 MINORITY INTEREST                                                         14,662            13,099            13,690
                                                                    ----------------  ----------------  ----------------

 SHAREHOLDERS' EQUITY:
   Share capital -
     Ordinary shares of NIS 1 par value: Authorized: 50,000,000 shares at September 30, 2003, 2002 and December 31, 2002;
       Issued and outstanding: 13,409,566 shares at September
       30, 2003, 2002 and December 31, 2002                                 5,575             5,575             5,575
     Deferred shares of NIS 1 par value: Authorized, issued and outstanding: 4,500 shares at September 30, 2003, 2002 and
       December 31, 2002                                                        1                 1                 1
   Additional paid-in capital                                              62,810            62,810            62,810
   Accumulated deficit                                                    (22,123)          (17,337)          (20,870)
                                                                    ----------------  ----------------  ----------------

                                                                           46,263            51,049            47,516
 Less - 997,400 Ordinary shares in treasury, at cost                       (7,408)           (7,408)           (7,408)
                                                                    ----------------  ----------------  ----------------

 TOTAL shareholders' equity                                                38,855            43,641            40,108
                                                                    ----------------  ----------------  ----------------

 TOTAL liabilities and shareholders' equity                          $    188,916      $    204,008      $    196,411
                                                                    ================  ================  ================




The accompanying notes are an integral part of the consolidated financial statements.


          November 10, 2003
 -----------------------------------    ----------------------------------------    -----------------------------------------
       Date of approval of the                         Y. Shiran                                    G. Rozen
        financial statements              Chief Executive Officer and Director               Chief Financial Officer


                                                                                             TEFRON LTD. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
-----------------------------------------------------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


                                                NINE MONTHS ENDED               THREE MONTHS ENDED
                                                  SEPTEMBER 30                     SEPTEMBER 30                YEAR ENDED
                                         -------------------------------  -------------------------------     DECEMBER 31
                                              2003            2002             2003            2002               2002
                                         --------------  ---------------  --------------- ---------------  ------------------
                                                                    UNAUDITED
                                         ----------------------------------------------------------------
 Sales                                    $    122,653    $     139,906    $      39,403   $      50,054    $        190,305
 Cost of sales                                 103,357          111,593           34,080          39,559             151,385
 Restructuring costs                                 -                -                -               -               1,550
                                         --------------  ---------------  --------------- ---------------  ------------------

 Gross profit                                   19,296           28,313            5,323          10,495              37,370
 Selling, general and administrative
   expenses                                     15,298           13,660            5,276           4,511              18,358
 Restructuring costs                                 -                -                -               -               3,793
                                         --------------  -------------------------------- ---------------  ------------------

 Operating income (loss)                         3,998           14,653               47           5,984              15,219
 Financing expenses, net                         3,585            4,224            1,052           1,247               5,457
 Other expenses (income), net                     (234)           1,810                3           1,805               2,293
                                         --------------  ---------------  --------------- ---------------  ------------------

 Income (loss) before income taxes
   (benefit)                                       647            8,619           (1,008)          2,932               7,469
 Taxes on income (benefit)                        (333)           3,202             (659)          1,485               4,979
                                         --------------  ---------------  --------------- ---------------  ------------------

 Income (loss) after taxes on income
   (benefit)                                       980            5,417             (349)          1,447               2,490
 Equity in losses of affiliated
   company                                        (183)            (378)            (161)           (145)               (392)
 Minority interest in earnings of a
   subsidiary                                    1,965              230              638             230                 822
 Preacquisition loss of subsidiary
   since March 31, 2003 (Note 3)                   (85)               -                -               -                   -
                                         --------------  ---------------  --------------- ---------------  ------------------

 Net income (loss) from ordinary
   activities                                   (1,253)           4,809           (1,148)          1,072               1,276
 Cumulative effect of change in
   accounting principle                              -           18,774                -               -              18,774
                                         --------------  ---------------  --------------- ---------------  ------------------

 Net income (loss)                        $     (1,253)   $     (13,965)   $      (1,148)  $       1,072    $        (17,498)
                                         ==============  ===============  =============== ===============  ==================

 Earnings (loss) per share from
   ordinary activities                            (0.1)   $        0.39            (0.09)  $        0.09    $           0.10
                                         ==============  ===============  =============== ===============  ==================

 Loss per share from cumulative
   effect of change in accounting
   principle                                         -    $       (1.51)               -   $           -    $          (1.51)
                                         ==============  ===============  =============== ===============  ==================

 Basic and diluted net earnings
   (loss) per share                               (0.1)   $       (1.13)           (0.09)  $        0.09    $          (1.41)
                                         ==============  ===============  =============== ===============  ==================




The accompanying notes form an integral part of the consolidated financial statements.


                                                                                          TEFRON LTD. AND ITS SUBSIDIARIES
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA



                                                 ORDINARY SHARES         ADDITIONAL
                                            --------------------------     PAID-IN       ACCUMULATED        DEFERRED
                                              NUMBER*)       AMOUNT        CAPITAL         DEFICIT        COMPENSATION
                                            ------------  ------------   ------------   --------------  ----------------
Balance as of January 1, 2002                12,412,166    $    5,576     $   62,810     $     (3,372)   $          (68)

  Foreign currency translation
    adjustments                                       -             -              -                -                 -
  Amortization of deferred
    stock compensation                                -             -              -                -                68
  Net loss                                            -             -              -          (17,498)                -
                                            ------------  ------------   ------------   --------------  ----------------

Balance as of December 31, 2002              12,412,166         5,576         62,810          (20,870)                -

  Net loss                                            -             -              -           (1,253)                -
                                            ------------  ------------   ------------   --------------  ----------------

Balance as of September 30, 2003
  (unaudited)                                12,412,166    $    5,576     $   62,810     $    (22,123)   $            -
                                            ============  ============   ============   ==============  ================

 Balance as of July 1, 2003
   (unaudited)                               12,412,166    $    5,576     $   62,810     $    (20,975)   $            -

   Net loss                                           -             -              -           (1,148)                -
                                            ------------  ------------   ------------   --------------  ----------------

 Balance as of September 30, 2003
   (unaudited)                               12,412,166    $    5,576     $   62,810     $    (22,123)   $            -
                                            ============  ============   ============   ==============  ================


                                              ACCUMULATED
                                                 OTHER
                                             COMPREHENSIVE      TREASURY
                                                 INCOME          SHARES          TOTAL
                                            ----------------  -------------   ------------

Balance as of January 1, 2002                $           50    $    (7,408)    $   57,588

  Foreign currency translation
    adjustments                                         (50)             -            (50)
  Amortization of deferred
    stock compensation                                    -              -             68
  Net loss                                                -              -        (17,498)
                                            ----------------  -------------   ------------

Balance as of December 31, 2002                           -         (7,408)        40,108

  Net loss                                                -              -         (1,253)
                                            ----------------  -------------   ------------

Balance as of September 30, 2003
  (unaudited)                                $            -    $    (7,408)    $   38,855
                                            ================  =============   ============

 Balance as of July 1, 2003
   (unaudited)                               $            -    $    (7,408)    $   40,003

   Net loss                                               -              -         (1,148)
                                            ----------------  -------------   ------------

 Balance as of September 30, 2003
   (unaudited)                               $            -    $    (7,408)    $   38,855
                                            ================  =============   ============




*) Net of 997,400 Ordinary shares in treasury.

The accompanying notes are an integral part of the consolidated financial statements.


                                                                                             TEFRON LTD. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
-----------------------------------------------------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS


                                                NINE MONTHS ENDED               THREE MONTHS ENDED
                                                  SEPTEMBER 30                     SEPTEMBER 30                YEAR ENDED
                                         -------------------------------  -------------------------------     DECEMBER 31
                                              2003            2002             2003            2002               2002
                                         --------------  ---------------  --------------- ---------------  ------------------
                                                                    UNAUDITED
                                         ----------------------------------------------------------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                      $     (1,253)   $     (13,965)   $      (1,148)  $       1,072    $        (17,498)
   Adjustments to reconcile net
     income (loss) to net cash
     provided by (used in) operating
     activities (a)                              3,311           36,199           (1,661)         10,391              43,344
                                         --------------  ---------------  --------------- ---------------  ------------------
   Net cash provided by (used in)
     operating activities                        2,058           22,234           (2,809)         11,463              25,846
                                         --------------  ---------------  --------------- ---------------  ------------------

 CASH FLOWS FROM INVESTING ACTIVITIES:
   Investment in property, plant and
     equipment                                  (2,449)          (1,889)            (416)           (534)             (2,977)
   Investment grants received                    1,868            1,659                -              32               1,659
   Investment in affiliated company               (103)            (234)              63               -                (279)
   Proceeds from sale of property,
     plant and equipment                           412               82               93              10                 218
   Payment for acquisition of
     subsidiary (b)                                300                -                -               -                   -
                                         --------------  ---------------  --------------- ---------------  ------------------

 Net cash provided by (used in)
   investing activities                             28             (382)            (260)           (492)             (1,379)
                                         --------------  ---------------  --------------- ---------------  ------------------

 CASH FLOWS FROM FINANCING ACTIVITIES:
   Receipt of long-term loans                    8,500           17,772                -          17,772              25,772
   Repayment of long-term loans                (20,133)         (47,118)          (3,987)        (36,058)            (50,999)
   Payment under capital lease                  (1,113)          (5,258)            (313)         (3,458)             (5,142)
   Receipt under capital lease                     175              330                -                                 330
   Increase (decrease) in short-term
     bank credit, net                            6,383            3,308            3,282           3,669              (3,908)
   Dividend paid to minority interest
     in subsidiary                                (875)               -             (278)              -                   -
   Payment under issuance of shares
     to minority shareholders                        -                -                -               -              (1,214)
   Proceeds from issuance of shares
     to minority shareholders *)                     -           12,359                -          12,359              12,358
                                         --------------  ---------------  --------------- ---------------  ------------------

 Net cash used in financing activities          (7,063)         (18,607)          (1,296)         (5,716)            (22,803)
                                         --------------  ---------------  --------------- ---------------  ------------------

 Increase (decrease) in cash and cash
   equivalents                                  (4,977)           3,245           (4,365)          5,255               1,664
 Cash and cash equivalents at the
   beginning of the period                       6,742            5,078            6,130           3,068               5,078
                                         --------------  ---------------  --------------- ---------------  ------------------

 Cash and cash equivalents at the end
   of the period                          $      1,765    $       8,323    $       1,765   $       8,323    $          6,742
                                         ==============  ===============  =============== ===============  ==================


*)     Net of issuance expenses in the amount of $ 642 thousand.

The accompanying notes are an integral part of the consolidated financial statements.


                                                                                             TEFRON LTD. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
-----------------------------------------------------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS


                                                NINE MONTHS ENDED               THREE MONTHS ENDED
                                                  SEPTEMBER 30                     SEPTEMBER 30                YEAR ENDED
                                         -------------------------------  -------------------------------     DECEMBER 31
                                              2003            2002             2003            2002               2002
                                         --------------  ---------------  --------------- ---------------  ------------------
                                                                    UNAUDITED
                                         ----------------------------------------------------------------
(a)  Adjustments to reconcile net income
     (loss) to net cash provided by
     operating activities:
     Goodwill write-off                              -           18,774                -               -              18,774
     Restructuring cost:
       Write down of long-lived assets               -                -                -               -               2,622
       Inventory mark down                           -                -                -               -               1,550
     Depreciation and amortization               5,915            7,642            2,387           2,511               9,722
     Accrued severance pay, net                   (530)             220             (174)             34               1,285
     Deferred income taxes                        (407)           3,202             (679)          1,485               4,571
     Equity in losses of affiliated
       company                                     183              353              161             120                 392
     Preacquisition loss of a
       subsidiary                                   85                -                -               -                   -
     Loss (gain) on sale of property
       and equipment                              (207)             (19)              28              (3)                  8
     Minority interest in earnings of
       a subsidiary                              1,965              230              638             230                 822
     Loss from issuance of shares to
       third party                                   -              510                -             510               2,082
     Decrease (increase) in trade
       receivables                               1,049            5,978            (1,750)         7,467               2,019
     Decrease (increase) in other
       accounts receivable and
       prepaid expenses                            153           (1,929)             445            (461)               (343)
     Increase in inventories                      (932)          (1,939)            (909)         (2,176)             (2,634)
     Increase (decrease) in trade
       payables                                 (3,222)           5,274             (634)          1,562               4,227
     Decrease in other accounts
       payable and accrued expenses               (741)          (2,097)          (1,174)           (888)             (1,753)
                                         --------------  ---------------  --------------- ---------------  ------------------

 Net cash provided by (used in)
   operating activities                          3,311           36,199           (1,661)         10,391              43,344
                                         ==============  ===============  =============== ===============  ==================

 (b)   Payment for acquisition of
       subsidiary:

       Working capital, net               $       (721)   $           -    $           -   $           -    $              -
       Property and equipment, net                 368                -                -               -                   -
       Goodwill                                    152                -                -               -                   -
       Accrued severance pay, net                  (99)               -                -               -                   -
                                         --------------  ---------------  --------------- ---------------  ------------------

                                          $       (300)   $           -    $           -   $           -    $              -
                                         ==============  ===============  =============== ===============  ==================
   CASH PAID (RECEIVED) DURING THE
     PERIOD FOR:

     Interest                             $      3,043    $       5,121    $         993   $       1,817    $          5,962
                                         ==============  ===============  =============== ===============  ==================

     Income taxes, net of refunds                   60    $         (39)               4   $          71    $            (37)
                                         ==============  ===============  =============== ===============  ==================




The accompanying notes are an integral part of the consolidated financial statements.

                                                TEFRON LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS


NOTE 1:-      SIGNIFICANT ACCOUNTING POLICIES

              The significant accounting policies applied in the annual financial statements of the Company as of December 31, 2002, are applied consistently in these financial statements.


NOTE 2:-      UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

              The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2003 are not necessarily indicative of the results that may be expected for the year ended December 31, 2003.


NOTE 3:-      PURCHASE OF MACRO CLOTHING LTD.

              On March 26, 2003, The Company entered into a share purchase agreement, which was approved on April 24, 2003 by Macpell Industries Ltd. ("Macpell"), and by Mr. Ron Grundland, pursuant to which the Company agreed to acquire 100% of the outstanding Ordinary Shares of Macro Clothing Ltd., ("Macro") upon the satisfaction of certain conditions, in consideration of the assumption by Tefron of certain guarantees granted by the sellers in favor of Macro in the aggregate amount of approximately $ 530,000, subject to adjustments. Pursuant to the terms of the agreement, Macpell agreed to pay the Company the amount of $ 317,000 to assume Macpell's guarantees to the bank. In addition, Macpell agreed to assign to the Company its rights to a loan granted to Macro in the amount of approximately $ 522,000. The closing day of the agreement was May 5, 2003. Macro manufactures, markets and sells swimsuits and beachwear.

              The operating results of Macro were consolidated for convenience reasons effective April 1, 2003. The operating results for the period prior to the acquisition (from April 1, 2003 through May 5, 2003) in the amount of $ 85 thousand, were deducted in the statements of operations.


                                                                                           TEFRON LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
---------------------------------------------------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS


NOTE 4:-      SEGMENT REPORTING

                                                                NINE MONTHS ENDED SEPTEMBER 30, 2003 (UNAUDITED)
                                                      ---------------------------------------------------------------------
                                                       CUT & SEW -          HI-TEX         HEALTH CARE       CONSOLIDATED
                                                          ISRAEL                              U.S.A.
                                                      --------------    --------------    --------------    ---------------
              Sales to unaffiliated customers         $      39,457     $      54,383     $      28,813     $      122,653
                                                      ==============    ==============    ==============    ===============

              Operating income (loss)                 $         738     $      (1,628)    $       4,888     $        3,998
                                                      ==============    ==============    ==============    ===============



                                                                THREE MONTHS ENDED SEPTEMBER 30, 2003 (UNAUDITED)
                                                      ---------------------------------------------------------------------
                                                       CUT & SEW -          HI-TEX         HEALTH CARE       CONSOLIDATED
                                                          ISRAEL                              U.S.A.
                                                      --------------    --------------    --------------    ---------------

              Sales to unaffiliated customers         $      11,161     $      19,051     $       9,191     $       39,403
                                                      ==============    ==============    ==============    ===============

              Operating income (loss)                 $        (148)    $      (1,377)    $       1,572     $           47
                                                      ==============    ==============    ==============    ===============



                                                                          YEAR ENDED DECEMBER 31, 2002
                                                      ---------------------------------------------------------------------
                                                       CUT & SEW -          HI-TEX         HEALTH CARE       CONSOLIDATED
                                                          ISRAEL                              U.S.A.
                                                      --------------    --------------    --------------    ---------------

              Sales to unaffiliated customers         $      66,199     $      86,524     $      37,582     $      190,305
                                                      ==============    ==============    ==============    ===============

              Operating income (loss)                 $      10,611     $      (2,760)    $       7,368     $       15,219
                                                      ==============    ==============    ==============    ===============



                                                     - - - - - - - - - - - - - -